EXHIBIT 99.1
Platform Specialty Products Corporation
Announces Second Quarter 2018 Financial Results

•	Net sales increased 9% on a reported basis to $1.02 billion; growth of 7% on an organic basis

•	GAAP diluted earnings per share of $0.04; adjusted earnings per share increased 30% to $0.26

•	Reported net income attributable to common stockholders of $12 million

•	Adjusted EBITDA increased 10% to $226 million

•	Reaffirming full year 2018 adjusted EBITDA guidance of $870 million to $900 million for consolidated Platform

•
Annualized adjusted EBITDA, excluding Arysta, expected to be $450 million to $470 million based on 2018 adjusted EBITDA guidance and estimated run-rate cost savings of approximately $25 million targeted in 2019

•	Previously-announced sale of Arysta LifeScience expected to close in late 2018 or early 2019
West Palm Beach, Fla., August 2, 2018 -- Platform Specialty Products Corporation (NYSE: PAH) (“Platform” or the “Company”), a global and diversified specialty chemicals company, today announced its financial results for the second quarter ended June 30, 2018.
Executive Commentary
Platform’s CEO Rakesh Sachdev stated, “We are pleased to announce our second quarter financial results that demonstrated another quarter of strong sales and earnings growth. Both the Agricultural Solutions and the Performance Solutions businesses achieved solid organic sales growth in line with the higher-end of our long-term target range. Once again this quarter, we achieved positive global organic growth in each of Performance Solutions’ primary end markets with strong growth in our Industrial and Offshore business lines. The Agricultural Solutions segment saw double digit sales growth fueled largely by growth in the Latin and North America regions. From an adjusted EBITDA perspective, our Performance Solutions segment demonstrated healthy margin improvement, while our Agricultural Solutions business continued to successfully mitigate an inflationary raw material environment as it grew sales. Overall, we believe these results demonstrate the health of our businesses, and we are very pleased with the continued momentum in both of our segments.”
“With the recently announced agreement to sell our Agricultural Solutions segment, Arysta LifeScience, the second half of this year will be an important time for Platform as we prepare for the separation and start a new chapter with a more focused and restructured company. For our Performance Solutions segment, which will form the foundation of our new company going forward, this means capitalizing on the supportive macro environment we see in most of our markets and preparing it for its next phase as Element Solutions Inc. As we recently announced, we expect Element Solutions, excluding Arysta, to have an annualized adjusted EBITDA in the range of $450 million to $470 million, after realizing the anticipated benefit of an estimated $25 million in annualized run-rate cost savings we expect to achieve in 2019. Achieving these financial and operating results and finalizing our restructuring plans are key priorities for the rest of the year.”
Sachdev continued, “For Arysta, we believe our success should be measured by an effective and efficient transition that will position the combination of Arysta and UPL as a strong global crop protection company. Our planning for the future is already underway, and we are working expeditiously to complete regulatory filings to ensure a timely closing of the transaction. At the same time, we will remain focused on delivering on our financial commitments for both of our businesses as we implement a successful separation.”
Second quarter 2018 Income Statement Highlights (compared with second quarter 2017):

•
Net sales on a reported basis for the second quarter of 2018 were $1.02 billion, an increase of 9%. Organic sales, which exclude the impact of currency changes, certain metal prices and acquisitions, increased 7%.

◦	MacDermid Performance Solutions (the Performance Solutions segment): net sales increased 9% to $502 million. Organic sales increased 5%.

◦	Arysta LifeScience (the Agricultural Solutions segment): net sales increased 9% to $521 million. Organic sales increased 10%.

•	Second quarter 2018 earnings per share performance:

◦	GAAP diluted earnings per share was $0.04, as compared to a loss of $0.21.

◦	Adjusted earnings per share was $0.26, an improvement of $0.06 per share or 30%.

•	Reported net income attributable to common stockholders for the second quarter of 2018 was $12 million, as compared to a net loss of $61 million.

•	Adjusted EBITDA for the second quarter of 2018 was $226 million, an increase of 10%. On a constant currency basis, adjusted EBITDA increased 8%.

◦	MacDermid Performance Solutions: adjusted EBITDA was $117 million, an increase of 14%. On a constant currency basis, adjusted EBITDA increased 10%.

◦	Arysta LifeScience: adjusted EBITDA was $109 million, an increase of 7%. On a constant currency basis, adjusted EBITDA increased 6%.

◦	Adjusted EBITDA margin for the combined company improved by 30 basis points to 22.1%. On a constant currency basis, adjusted EBITDA was steady year-over-year.
2018 Guidance Reaffirmed
Platform reaffirms its prior 2018 adjusted EBITDA guidance of $870 million to $900 million for consolidated Platform. Arysta is expected to be reported as a discontinued operation beginning with Platform’s quarterly report on Form 10-Q for the three and nine months ended September 30, 2018.
Sale of Arysta LifeScience
On July 20, 2018, Platform entered into a definitive agreement to sell Platform's Agricultural Solutions business, which consists of Arysta LifeScience Inc. and its subsidiaries, to UPL Corporation Ltd. for $4.2 billion in cash, subject to adjustments. The transaction is expected to close in late 2018 or early 2019, subject to customary closing conditions and regulatory approvals.
Conference Call
Platform will host a webcast/dial-in conference call to discuss its second quarter of 2018 financial results at 8:30 a.m. (Eastern Time) on Thursday, August 2, 2018. Participants on the call will include Rakesh Sachdev, Chief Executive Officer; John P. Connolly, Chief Financial Officer; Benjamin Gliklich, Executive Vice President - Operations and Strategy; Scot R. Benson, President - Performance Solutions and Diego Lopez Casanello, President - Agricultural Solutions.
To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 9489998. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.
About Platform
Platform is a global and diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including automotive, agriculture, animal health, electronics, graphic arts, and offshore oil and gas production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "should," "can have," "likely," "potential," "target," and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding the announced sale of Arysta LifeScience and the timing for completion of this transaction, the ability of the parties to close this transaction, Platform’s expected accounting classification of the Agricultural Solutions business and the related accounting treatment, including the amount and timing of any impairment charge that it may be required to record and its effect on Platform’s results of operations, Platform's new chapter and related initiatives, expected annualized adjusted EBITDA of Element Solutions Inc., excluding Arysta, after realizing the anticipated benefit of an estimated $25 million in annualized run-rate savings expected to be achieved in 2019, achieving financial and operating results and finalizing restructuring plans, the transition of the Arysta business to UPL and position of the combination of Arysta and UPL after the closing, planning for the future and completion of regulatory filings as well as delivering on financial commitments, meeting financial and/or strategic objectives, including Platform's full year 2018 adjusted EBITDA guidance, segment adjusted EBITDA, net interest expense, income tax provision, cash flow from operations, full year cash interest, taxes and capital expenditures, restructuring costs and other non-cash charges, free cash flow, outlook for Platform's markets and the demand for its products, and the anticipated impact of the

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U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform”) on the Company’s future earnings and effective tax rate. These projections and statements are based on management's estimates, assumptions or expectations with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Arysta transaction; the risk that the necessary regulatory approvals may not be obtained or may be delayed or obtained subject to conditions that are not anticipated; the risk that the transaction will not be consummated in a timely manner; the risk that Platform will experience unanticipated delays or difficulties and transaction costs in consummating the transaction; the risk that any of the closing conditions to the transaction may not be satisfied in a timely manner or at all; the risk related to disruption from the transaction and the related diverting of management’s attention making it more difficult to maintain business and operational relationships; the failure to realize the benefits expected from the transaction or other related strategic initiatives; the impact of the transaction on Platform's share price and market volatility; the effect of the announcement of the transaction on the ability of Platform to retain customers and suppliers, retain or hire key personnel, and maintain relationships with customers, suppliers and lenders; the effect of the transaction or the announcement and completion of related transactions on Platform’s operating results and businesses generally; the impact of the Tax Reform on Platform’s businesses; the impact of any future acquisitions or additional divestitures, restructurings, refinancings, and other unusual items, including Platform's ability to raise or retire debt or equity and to integrate and obtain the anticipated benefits, results and/or synergies from these items or other related strategic initiatives; and the possibility of more attractive strategic options arising in the future. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in Platform's periodic and other reports filed with the Securities and Exchange Commission. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2018	2017	2018	2017
Net sales	$1,022.5	$941.1	$1,986.6	$1,802.9
Cost of sales	599.6	541.2	1,159.0	1,024.6
Gross profit	422.9	399.9	827.6	778.3
Operating expenses:
Selling, technical, general and administrative	280.0	284.3	557.0	541.7
Research and development	25.9	25.1	49.4	46.7
Total operating expenses	305.9	309.4	606.4	588.4
Operating profit	117.0	90.5	221.2	189.9
Other expense:
Interest expense, net	(79.5)	(85.0)	(157.7)	(174.4)
Foreign exchange (loss) gain	(52.2)	(59.9)	5.8	(72.5)
Other income, net	11.9	5.5	30.9	3.2
Total other expense	(119.8)	(139.4)	(121.0)	(243.7)
(Loss) income before income taxes and non-controlling interests	(2.8)	(48.9)	100.2	(53.8)
Income tax benefit (expense)	14.6	(11.1)	(50.4)	(29.8)
Net income (loss)	11.8	(60.0)	49.8	(83.6)
Net loss (income) attributable to the non-controlling interests	0.2	(1.1)	(0.5)	(1.9)
Net income (loss) attributable to common stockholders	$12.0	$(61.1)	$49.3	$(85.5)
Earnings (Loss) per share
Basic	$0.04	$(0.21)	$0.17	$(0.30)
Diluted	$0.04	$(0.21)	$0.17	$(0.30)
Weighted average common shares outstanding
Basic	288.2	286.1	288.0	285.3
Diluted	298.0	286.1	297.9	285.3

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PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(in millions)	2018	2017
Assets
Cash and cash equivalents	$442.4	$477.8
Accounts receivable, net	1,243.1	1,156.0
Inventories	583.8	490.4
Prepaid expenses	47.3	42.8
Other current assets	185.2	173.6
Total current assets	2,501.8	2,340.6
Property, plant and equipment, net	429.7	452.3
Goodwill	4,043.8	4,201.2
Intangible assets, net	2,896.7	3,137.3
Other assets	106.4	121.0
Total assets	$9,978.4	$10,252.4
Liabilities & stockholders' equity
Accounts payable	$464.4	$461.8
Current installments of long-term debt and revolving credit facilities	138.8	38.9
Accrued expenses and other current liabilities	582.4	591.1
Total current liabilities	1,185.6	1,091.8
Debt and capital lease obligations	5,402.0	5,440.6
Pension and post-retirement benefits	65.7	69.0
Deferred income taxes	524.9	579.6
Contingent consideration	80.7	79.2
Other liabilities	115.1	132.2
Total liabilities	7,374.0	7,392.4
Stockholders' equity
Preferred stock - Series A	—	—
Common stock: 400.0 shares authorized (2018: 288.2 shares issued; 2017: 287.4 shares issued)	2.9	2.9
Additional paid-in capital	4,048.6	4,032.0
Treasury stock (2018 and 2017: 0.0 shares)	(0.1)	(0.1)
Accumulated deficit	(821.7)	(871.0)
Accumulated other comprehensive loss	(697.3)	(420.7)
Total stockholders' equity	2,532.4	2,743.1
Non-controlling interests	72.0	116.9
Total equity	2,604.4	2,860.0
Total liabilities and stockholders' equity	$9,978.4	$10,252.4

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PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2018	March 31, 2018	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net income (loss)	$11.8	$38.0	$49.8	$(83.6)
Reconciliation of net income (loss) to net cash flows used in operating activities:
Depreciation and amortization	91.8	91.7	183.5	172.9
Deferred income taxes	0.9	(22.3)	(21.4)	(19.9)
Foreign exchange loss (gain)	44.7	(67.5)	(22.8)	70.2
Other, net	14.6	(3.2)	11.4	41.2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(19.9)	(133.9)	(153.8)	(94.8)
Inventories	(7.1)	(105.2)	(112.3)	(86.5)
Accounts payable	(8.8)	33.1	24.3	41.1
Accrued expenses	(13.4)	22.8	9.4	(14.7)
Prepaid expenses and other current assets	(24.2)	(24.1)	(48.3)	(24.6)
Other assets and liabilities	(21.0)	9.5	(11.5)	(11.6)
Net cash flows provided by (used in) operating activities	69.4	(161.1)	(91.7)	(10.3)
Cash flows from investing activities:
Capital expenditures	(14.3)	(10.0)	(24.3)	(28.7)
Investment in registrations of products	(7.1)	(13.2)	(20.3)	(18.1)
Proceeds from beneficial interests on sold accounts receivable	24.2	10.0	34.2	2.4
Proceeds from disposal of property, plant and equipment	1.9	—	1.9	4.0
Proceeds from the sale of equity investment	—	25.0	25.0	—
Acquisition of business, net of cash acquired	(50.0)	—	(50.0)	(0.3)
Other, net	5.8	(5.0)	0.8	(4.7)
Net cash flows (used in) provided by investing activities	(39.5)	6.8	(32.7)	(45.4)
Cash flows from financing activities:
Change in lines of credit, net	31.8	74.5	106.3	69.9
Debt proceeds, net of discount and premium	—	—	—	1,927.6
Repayments of borrowings	(0.2)	(0.2)	(0.4)	(1,946.7)
Change in on-balance sheet factoring arrangements	(2.0)	—	(2.0)	5.1
Debt prepayment and debt extinguishment costs	—	—	—	(5.3)
Other, net	(0.6)	(0.1)	(0.7)	(8.6)
Net cash flows provided by financing activities	29.0	74.2	103.2	42.0
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(29.9)	14.1	(15.8)	18.4
Net increase (decrease) in cash, cash equivalents and restricted cash	29.0	(66.0)	(37.0)	4.7
Cash, cash equivalents and restricted cash at beginning of period	417.9	483.9	483.9	423.5
Cash, cash equivalents and restricted cash at end of period	$446.9	$417.9	$446.9	$428.2

Non-cash investing activities:
Beneficial interests obtained in exchange for sold accounts receivable	$24.5	$14.4	$38.9	$27.7

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PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. UNAUDITED SEGMENT RESULTS
	Three Months Ended June 30,					Six Months Ended June 30,
($ amounts in millions)	2018	2017	Reported	Constant Currency	Organic	2018	2017	Reported	Constant Currency	Organic
Net Sales
Performance Solutions	$501.7	$462.3	9%	5%	5%	$994.1	$909.4	9%	4%	4%
Agricultural Solutions	520.8	478.8	9%	10%	10%	992.5	893.5	11%	8%	8%
Total	$1,022.5	$941.1	9%	8%	7%	$1,986.6	$1,802.9	10%	6%	6%

Adjusted EBITDA
Performance Solutions	$116.6	$102.7	14%	10%		$228.4	$205.0	11%	6%
Agricultural Solutions	109.4	102.5	7%	6%		204.8	193.3	6%	(1)%
Total	$226.0	$205.2	10%	8%		$433.2	$398.3	9%	3%

Adjusted EBITDA excluding corporate costs
Performance Solutions	$123.7	$110.0	12%	9%		$243.3	$220.1	11%	5%
Agricultural Solutions	$116.6	$109.8	6%	5%		$219.7	$208.5	5%	(1)%

	Three Months Ended June 30,							Six Months Ended June 30,
	Reported				Constant Currency			Reported				Constant Currency
($ amounts in millions)	2018	2017	Change		2018	Change		2018	2017	Change		2018	Change
Adjusted EBITDA Margin
Performance Solutions	23.2%	22.2%	100 bps		23.2%	100 bps		23.0%	22.5%	50	bps	22.9%	40	bps
Agricultural Solutions	21.0%	21.4%	(40) bps		20.6%	(80) bps		20.6%	21.6%	(100	) bps	19.9%	(170	) bps
Total	22.1%	21.8%	30 bps		21.8%	—		21.8%	22.1%	(30	) bps	21.4%	(70	) bps

Adjusted EBITDA Margin excluding corporate costs
Performance Solutions	24.7%	23.8%	90	bps	24.6%	80	bps	24.5%	24.2%	30	bps	24.4%	20	bps
Agricultural Solutions	22.4%	22.9%	(50	) bps	22.0%	(90	) bps	22.1%	23.3%	(120	) bps	21.4%	(190	) bps

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II. UNAUDITED CAPITAL STRUCTURE
(in millions)		Maturity	Coupon	June 30, 2018
Instrument
Corporate Revolver		6/7/2020		$60.0
Term Loan B6 - USD	(1) (2)	6/7/2023	L + 300	1,135.3
Term Loan B7 - USD	(1)	6/7/2020	L + 250	630.3
Term Loan C5 - EUR	(1) (2)	6/7/2023	E + 275	700.4
Term Loan C6 - EUR	(1)	6/7/2020	E + 250	682.2
Other Secured Debt				18.2
Total First Lien Debt				3,226.4
Senior Notes due 2022		2/1/2022	6.5%	1,100.0
Senior Notes due 2023 (Euro)		2/1/2023	6%	408.9
Senior Notes due 2025		12/1/2025	5.875%	800.0
Other Unsecured Debt				66.2
Total Unsecured Debt				2,375.1
Total Debt				5,601.5
Cash Balance				442.4
Net Debt				$5,159.1
Adjusted Shares Outstanding	(3)			302.0
Market Capitalization	(4)			$3,503.2
Total Capitalization				$8,662.3

(1)
Platform swapped certain of its floating term loans to fixed rate including $1.13 billion of its USD tranches and €277 million of its Euro tranches. At June 30, 2018, approximately 32% of debt was floating and 68% was fixed.

(2)
These term loans mature on June 7, 2023, provided that the Company prepays, redeems or otherwise retires and/or refinances in full its 6.50% USD Senior Notes due 2022, as permitted under its Amended and Restated Credit Agreement, on or prior to November 2, 2021, otherwise the maturity reverts to November 2, 2021.

(3)	See "Non-GAAP Adjusted Common Shares at June 30, 2018 and 2017 (Unaudited)" following the Adjusted Earnings Per Share table below.
(4)	Based on Platform's closing price of $11.60 at June 29, 2018, the last trading day of Q2 2018.

III. SELECTED FINANCIAL DATA
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Interest expense	$80.3	$85.9	$159.3	$175.7
Interest paid	64.2	69.9	150.6	163.3
Income tax (benefit) expense	(14.6)	11.1	50.4	29.8
Income taxes paid	38.5	41.6	86.1	84.2
Capital expenditures	14.3	13.8	24.3	28.7
Investment in registrations of products	7.1	5.2	20.3	18.1
Proceeds from disposal of property, plant and equipment	1.9	—	1.9	4.0

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IV. NON-GAAP MEASURES
For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
To supplement the financial measures prepared in accordance with GAAP, Platform has provided in this release the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA guidance, adjusted earnings (loss) per share and organic sales growth. Platform also evaluates and presents its results of operations on a constant currency basis. In addition, this press release contains certain financial information related to Element Solutions Inc., including expected annualized adjusted EBITDA, which reflects Platform's position as if the Arysta sale had occurred on January 1, 2018 and includes the anticipated benefit of an estimated $25 million in annualized run-rate cost savings expected to be achieved in 2019. This information is provided for informational purposes only and is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of January 1, 2018, or that may be achieved in the future.
Management internally reviews each of the non-GAAP measures mentioned above to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business, and believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  Platform also believes that investors find this information helpful in understanding the ongoing performance of its operations separate from items that may have a disproportionate positive or negative impact on its financial results in any particular period or are considered to be costs associated with its capital structure.  These non-GAAP financial measures, however, have limitations as analytical tools, and should not be considered in isolation from, a substitute for, or superior to, the related financial information that Platform reports in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements, and may not be completely comparable to similarly titled measures of other companies due to potential differences in calculation methods. In addition, these measures are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate Platform’s businesses.
The Company only provides adjusted EBITDA guidance on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measure to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructurings, refinancings, divestitures, integration and acquisition-related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses net sales and adjusted EBITDA on a constant currency basis by adjusting to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. dollar. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.
The impact of foreign currency translation is calculated by converting the Company's current-period local currency financial results into U.S. dollar using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the impact of foreign currency translation.

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Organic Sales Growth:
Organic sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the price of certain metals, and acquisitions and/or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable sales over differing periods on a consistent basis.
The following tables reconcile GAAP reported net sales growth to organic sales growth for the three and six months ended June 30, 2018:

	Three Months Ended June 30, 2018
	Reported Net Sales Growth	Impact of Currency	Constant Currency	Metals	Acquisitions	Organic Sales Growth
Performance Solutions	9%	(3)%	5%	—%	—%	5%
Agricultural Solutions	9%	1%	10%	—%	—%	10%
Total	9%	(1)%	8%	—%	—%	7%

	Six Months Ended June 30, 2018
	Reported Net Sales Growth	Impact of Currency	Constant Currency	Metals	Acquisitions	Organic Sales Growth
Performance Solutions	9%	(5)%	4%	—%	—%	4%
Agricultural Solutions	11%	(3)%	8%	—%	—%	8%
Total	10%	(4)%	6%	—%	—%	6%
For the six months ended June 30, 2018, metals pricing had a negative impact of $2.6 million on Performance Solutions' results and Platform's consolidated results. For the three months ended June 30, 2018, the metals pricing impact was immaterial.
For the three and six months ended June 30, 2018, acquisitions had a positive impact of $1.2 million on Performance Solutions' results, $0.6 million on Agricultural Solutions' results, and $1.8 million on Platform's consolidated results.
Adjusted Earnings Per Share:
Adjusted earnings per share is defined as net income (loss) attributable to common stockholders adjusted to reflect adjustments consistent with the Company's definition of adjusted EBITDA. Additionally, the Company eliminates the amortization associated with (i) intangibles assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of its products (“registration rights”) as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. Further, the Company adjusts its effective tax rate to 34% for the three and six months ended June 30, 2018 and 35% for the three and six months ended June 30, 2017, as described in footnote (11) under the reconciliation table below. The resulting adjusted net income attributable to common stockholders is then divided by Platform's outstanding number of shares of common stock plus the number of shares that would be issued if all Platform's convertible stock was converted to common stock, stock options were vested and exercised, and awarded equity grants were vested at each period presented. Adjusted earnings per share is a key metric used by management to measure operating performance and trends as management believes the exclusion of certain expenses in calculating adjusted earnings per share facilitates operating performance comparisons on a period-to-period basis.

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The following table reconciles GAAP "Net income (loss) attributable to common stockholders" to "Adjusted net income attributable to common stockholders" and presents the adjusted number of common shares used in calculating adjusted earnings per share for each period presented below:

		Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)		2018	2017	2018	2017
Net income (loss) attributable to common stockholders		$12.0	$(61.1)	$49.3	$(85.5)
Reversal of amortization expense	(1)	73.1	67.3	145.0	135.8
Adjustment for investment in registration of products	(1)	(7.1)	(5.2)	(20.3)	(18.1)
Restructuring expense	(2)	5.2	9.3	8.2	11.6
Acquisition and integration costs	(3)	3.5	0.4	4.5	4.0
Legal settlements	(4)	—	(10.6)	—	(10.6)
Foreign exchange loss (gain) on foreign denominated external and internal long-term debt	(5)	35.8	57.2	(20.0)	69.0
Nonrecourse factoring costs	(6)	3.3	8.1	4.4	8.8
Debt refinancing costs	(7)	—	12.8	—	13.9
Costs related to the Announced Arysta Sale	(8)	6.7	3.5	9.8	3.7
Gain on sale of equity investment	(9)	—	—	(11.3)	—
Other, net	(10)	3.0	1.4	(3.8)	4.4
Tax effect of pre-tax non-GAAP adjustments	(11)	(42.0)	(50.5)	(39.6)	(77.9)
Adjustment to estimated effective tax rate	(11)	(13.7)	28.2	16.3	48.7
Adjustment to reverse (loss) income attributable to certain non-controlling interests	(12)	(0.6)	—	0.6	1.9
Adjusted net income attributable to common stockholders		$79.2	$60.8	$143.1	$109.7

Adjusted earnings per share	(13)	$0.26	$0.20	$0.47	$0.37

Adjusted common shares outstanding	(13)	302.0	300.3	302.0	300.3

(1)
The Company eliminates the amortization associated with (i) intangible assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of its products ("registration rights") as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. The Company believes this adjustment provides insight with respect to the cash flows necessary to maintain and enhance the Company's product portfolio.

(2)
The Company adjusts for costs of restructuring its operations, including those related to its acquired businesses in both the Performance Solutions and Agricultural Solutions segments. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(3)
The Company adjusts for costs associated with acquisition and integration activity, including costs of obtaining related financing such as investment banking, legal and accounting fees, and transfer taxes. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(4)
The Company adjusts for certain legal settlements which it believes are not considered reflective of ongoing operations, including the 2017 settlement agreement between MacDermid Printing Solutions LLC (now known as MacDermid Graphics Solutions LLC) and E.I. du Pont de Nemours and Company (now known as DowDuPont Inc.) which resulted in a net gain of $10.6 million in 2017.

(5)
The Company adjusts for foreign exchanges gains and losses on long-term intercompany and third-party debt because it expects the period-to-period movement of these currencies to offset on a long-term basis and, due to their long-term nature, are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.

(6)
The Company adjusts for costs associated with its non-recourse receivables factoring programs because it believes they are part of its capital structure, comparable to interest expense. These charges are included in STG&A.

(7)	The Company adjusts for costs related to its 2017 term loans refinancings because it believes they are not reflective of ongoing operations.

(8)
The Company adjusts for costs related to the announced sale of its Agricultural Solutions segment (the "Announced Arysta Sale"), which is expected to be completed in late 2018 or in early 2019, subject to customary closing conditions and regulatory approvals. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(9)	The Company adjusts for a gain on the sale of an equity investment in 2018 because it believes it is not reflective of ongoing operations.

(10)
The Company's 2018 adjustments include a $4.8 million favorable adjustment to its ARO reserve for a facility which is in the process of closing in connection with a previously terminated supply agreement related to the acquisition of the Chemtura AgroSolutions business of Chemtura Corporation and a $3.7 million insurance gain, offset in part by a $4.0 million investment impairment charge. The Company's 2017 adjustments include non-recurring severance for a senior executive. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(11)
The Company adjusts its effective tax rate to 34% for the three and six months ended June 30, 2018. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. These factors

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significantly increase the Company's effective tax rate from 34%. The Company also applies an effective tax rate of 34% to pre-tax non-GAAP adjustments. For the three and six months ended June 30, 2017, before the enactment of the Tax Reform in December 2017, the Company adjusted its effective tax rate to 35%. The Company adjusts the effective tax rates because it believes it provides a meaningful comparison of its performance between periods.

(12)
The Company adjusts for the income or loss attributable to non-controlling interest created at the time of the acquisition of MacDermid, Incorporated because holders of such equity interest are expected to convert their holdings into shares of Platform's common stock. The Company adjusts these non-controlling interests because it believes they are not reflective of ongoing operations.

(13)
The Company defines "Adjusted common shares" as the outstanding shares of Platform's common stock at June 30, 2018 and 2017 plus the number of shares that would be issued if all Platform's convertible stock were converted into common stock, stock options were vested and exercised, and awarded equity grants were vested at June 30, 2018 and 2017. The Company adjusts the outstanding shares of Platform's common stock for this calculation to provide an understanding of the Company’s results of operations on a per share basis. See table below for further information.

NON-GAAP ADJUSTED COMMON SHARES AT JUNE 30, 2018 AND 2017 (Unaudited)
The following table shows Platform's adjusted common shares outstanding at each period presented which consists of Platform's outstanding number of shares of common stock plus the number of shares that would be issued if all Platform's convertible stock was converted to common stock, stock options were vested and exercised, and awarded equity grants were vested at each period presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Basic outstanding common shares	288.2	286.3	288.2	286.0
Number of shares issuable upon conversion of PDH Common Stock	4.1	5.8	4.1	6.1
Number of shares issuable upon conversion of Series A Preferred Stock	2.0	2.0	2.0	2.0
Number of shares issuable upon vesting and exercise of Stock Options	0.7	0.7	0.7	0.7
Number of shares issuable upon vesting of granted Equity Awards	7.0	5.4	7.0	5.5
Adjusted common shares outstanding	302.0	300.3	302.0	300.3
EBITDA and Adjusted EBITDA:
EBITDA represents earnings before interest, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of additional items which the Company believes are not representative or indicative of its ongoing business or are considered to be part of its capital structure, as described in the footnotes located under the Adjusted Earnings Per Share reconciliation table above. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees, as indicated in this press release under "I. Unaudited Segment Results." Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of Platform’s business, and facilitate comparisons of its profitability to prior and future periods. However, these measures, which do not consider certain cash requirements, should not be construed as alternatives to net income or cash flow from operations as measures of profitability or liquidity.

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The following table reconciles GAAP "Net income (loss) attributable to common stockholders" to Adjusted EBITDA:

		Three Months Ended June 30,		Six Months Ended June 30,
(in millions)		2018	2017	2018	2017
Net income (loss) attributable to common stockholders		$12.0	$(61.1)	$49.3	$(85.5)
Add (subtract):
Net (loss) income attributable to the non-controlling interests		(0.2)	1.1	0.5	1.9
Income tax (benefit) expense		(14.6)	11.1	50.4	29.8
Interest expense, net		79.5	85.0	157.7	174.4
Depreciation expense		18.7	19.7	38.5	37.1
Amortization expense		73.1	67.3	145.0	135.8
EBITDA		168.5	123.1	441.4	293.5
Adjustments to reconcile to Adjusted EBITDA:
Restructuring expense	(2)	5.2	9.3	8.2	11.6
Acquisition and integration costs	(3)	3.5	0.4	4.5	4.0
Legal settlements	(4)	—	(10.6)	—	(10.6)
Foreign exchange loss (gain) on foreign denominated external and internal long-term debt	(5)	35.8	57.2	(20.0)	69.0
Nonrecourse factoring costs	(6)	3.3	8.1	4.4	8.8
Debt refinancing costs	(7)	—	12.8	—	13.9
Costs related to the Announced Arysta Sale	(8)	6.7	3.5	9.8	3.7
Gain on sale of equity investment	(9)	—	—	(11.3)	—
Other, net	(10)	3.0	1.4	(3.8)	4.4
Adjusted EBITDA		$226.0	$205.2	$433.2	$398.3
NOTE: For footnote descriptions, please refer to the footnotes located under the Adjusted Earnings Per Share reconciliation table above.
CONTACT:
Investor Relations Contact:
Carey Dorman
Corporate Treasurer and VP, Investor Relations
Platform Specialty Products Corporation
1-561-406-8465

Media Contact:
Liz Cohen
Managing Director
Kekst
1-212-521-4845

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